As filed with the Securities and Exchange Commission on April 12, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AECOM Technology Corporation

(Exact name of registrant as specified in its charter)

DELAWARE		61-1088522
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification Number)

555 South Flower Street
Suite 3700
Los Angeles, California 90071
(213) 593-8000
(Address of Principal Executive Offices)

AECOM Technology Corporation Stock Incentive Plan

AECOM Technology Corporation 2000 Stock Incentive Plan

AECOM Technology Corporation 2006 Stock Incentive Plan

AECOM Technology Corporation Stock Incentive Plan for Non-Employee Directors

AECOM Technology Corporation 2006 Stock Incentive Plan for Non-Employee Directors

AECOM Technology Corporation Stock Purchase Plan

Australia Stock Investment Plan

Australia Stock Purchase Plan

Global Stock Investment Plan – United Kingdom

UMA Group Ltd. Employee Stock Purchase Plan

FaberMaunsell Limited Savings-Related Share Option Plan

AECOM Technology Corporation Equity Investment Plan

AECOM Technology Corporation Retirement & Savings Plan

(Full Title of the Plans)

Eric Chen, Esq.

Senior Vice President, Finance, and General Counsel

AECOM Technology Corporation

555 South Flower Street

Suite 3700

Los Angeles, California 90071

(213) 593-8000

(Name, address and telephone number including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	25,637,100	$30.81 per share	$789,879,051	$24,249.29
Convertible Preferred Stock, par value $100 per share	60,300	$100 per share	$6,030,000	$185.12

(1)                This Registration Statement registers an aggregate of 25,637,100 shares of Common Stock, of which 854,650 shares are issuable under the AECOM Technology Corporation Stock Incentive Plan, 3,436,712 shares are issuable under the AECOM Technology Corporation 2000 Stock Incentive Plan, 6,311,113 shares are issuable under the AECOM Technology Corporation 2006 Stock Incentive Plan, 112,525 shares are issuable under the AECOM Technology Corporation Stock Incentive Plan for Non-Employee Directors, 35,000 shares are issuable under the AECOM Technology Corporation 2006 Stock Incentive Plan for Non-Employee Directors, 6,500,000 shares are issuable under the AECOM Technology Corporation Stock Purchase Plan, 175,000 shares are issuable under the Australia Stock Investment Plan, 32,100 shares are issuable under the Australia Stock Purchase Plan, 80,000 shares are issuable under the Global Stock Investment Plan — United Kingdom, 500,000 shares are issuable under the UMA Group Ltd. Employee Stock Purchase Plan, 100,000 shares are issuable under the FaberMaunsell Limited Savings-Related Share Option Plan, 2,500,000 shares are issuable under the AECOM Technology Corporation Equity Investment Plan, and 5,000,000 shares are issuable under the AECOM Technology Corporation Retirement & Savings Plan (collectively the “Plans”).  In addition this Registration Statement registers an aggregate of 60,300 shares of Convertible Preferred Stock, of which 4,300 shares are issuable under the AECOM Technology Corporation Stock Purchase Plan and 56,000 shares are issuable under the AECOM Technology Corporation Retirement & Savings Plan.  In addition, this Registration Statement covers an indeterminate number of shares of Common Stock issuable on conversion of Convertible Preferred Stock.  No separate consideration will be received for the Common Stock that is issuable upon conversion of Convertible Preferred Stock.

(2)                Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the AECOM Technology Corporation Retirement & Savings Plan.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of Common Stock and Convertible Preferred Stock that become available under the Plans in connection with changes in the number of outstanding Common Stock and/or Convertible Preferred Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)                Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (i).

INTRODUCTION

This Registration Statement on Form S-8 is filed by AECOM Technology Corporation (“AECOM” or the “Registrant”), relating to 25,637,100  shares of the Registrant’s Common Stock, par value $.01 per share (the “Common Stock”) and 60,300 shares of the Registrant’s Convertible Preferred Stock, par value $100 per share (the “Preferred Stock”), which may be issued pursuant to awards under the Plans referred to on the cover page.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1).  Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission, referred to herein as the Commission, are incorporated herein by reference into this Registration Statement and made a part hereof:

(1)                                  Registrant’s Registration Statement on Form S-1 filed pursuant to the Securities Exchange Act of 1934 with the Commission on March 8, 2007, which contains audited financial statements of AECOM Technology Corporation for the fiscal year ended September 30, 2006;

(2)                                  The description of the Common Stock and the Preferred Stock contained in the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 8, 2007, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant or the AECOM Technology Corporation Retirement & Savings Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. AECOM’s Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of AECOM’s officers, directors, employees and agents to the extent and under the circumstances permitted under the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.2*	Restated Bylaws (previously filed as Exhibit 3.6 to the with Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on March 7, 2007)

4.3	AECOM Technology Corporation Stock Incentive Plan

4.4	AECOM Technology Corporation 2000 Stock Incentive Plan

4.5*	AECOM Technology Corporation 2006 Stock Incentive Plan (previously filed as Exhibit 10.30 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.6	AECOM Technology Corporation Stock Incentive Plan for Non-Employee Directors

4.7	AECOM Technology Corporation 2006 Stock Incentive Plan for Non-Employee Directors

4.8	AECOM Technology Corporation Stock Purchase Plan

4.9	Australia Stock Investment Plan

4.10	Australia Stock Purchase Plan

4.11*	Global Stock Investment Plan – United Kingdom (previously filed as Exhibit 10.33 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.12*	UMA Group Ltd. Employee Stock Purchase Plan (previously filed as Exhibit 10.29 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.13	FaberMaunsell Limited Savings-Related Share Option Plan

4.14*	AECOM Technology Corporation Equity Investment Plan (previously filed as Exhibit 10.32 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.15*	AECOM Technology Corporation Retirement & Savings Plan (previously filed as Exhibit 10.35 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24	Power of Attorney (included as part of signature page).

* Incorporated herein by reference.

The AECOM Technology Corporation Retirement & Savings Plan has been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code have been or will be made.

Item 9.  Undertakings.

A                                      The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10th day of April, 2007.

AECOM TECHNOLOGY CORPORATION

By:	/s/ JOHN M. DIONISIO
John M. Dionisio
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael S. Burke, Eric Chen and David Y. Gan, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN M. DIONISIO	Director, President, & Chief	April 10, 2007
John M. Dionisio	Executive Officer (Principal Executive Officer)

/s/ MICHAEL S. BURKE	Executive Vice President, Chief	April 10, 2007
Michael S. Burke	Corporate Officer & Chief Financial Officer (Principal Financial Officer)

/s/ RONALD E. OSBORNE	Vice President, Corporate Controller	April 10, 2007
Ronald E. Osborne	(Principal Accounting Officer)

/s/ RICHARD G. NEWMAN	Director, Chairman	April 10, 2007
Richard G. Newman

/s/ FRANCIS S.Y. BONG	Director	April 10, 2007
Francis S.Y. Bong

/s/ H. FREDERICK CHRISTIE	Director	April 10, 2007
H. Frederick Christie

/s/ JAMES H. FORDYCE	Director	April 10, 2007
James H. Fordyce

/s/ S. MALCOLM GILLIS	Director	April 10, 2007
S. Malcom Gillis

/s/ LINDA GRIEGO	Director	April 10, 2007
Linda Griego

/s/ ROBERT J. LOWE	Director	April 10, 2007
Robert J. Lowe

/s/ WILLIAM G. OUCHI	Director	April 10, 2007
William G. Ouchi

/s/ WILLIAM P. RUTLEDGE	Director	April 10, 2007
William P. Rutledge

/s/ LEE D. STERN	Director	April 10, 2007
Lee D. Stern

Pursuant to the requirements of the Securities Act of 1933, the AECOM Technology Corporation Retirement & Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10th day of April, 2007.

AECOM TECHNOLOGY CORPORATION RETIREMENT & SAVINGS PLAN

By:	/s/ STEPHANIE A. HUNTER
Stephanie A. Hunter
Senior Vice President, Chief Administrative Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.2*	Restated Bylaws (previously filed as Exhibit 3.6 to the with Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on March 7, 2007)

4.3	AECOM Technology Corporation Stock Incentive Plan

4.4	AECOM Technology Corporation 2000 Stock Incentive Plan

4.5*	AECOM Technology Corporation 2006 Stock Incentive Plan (previously filed as Exhibit 10.30 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.6	AECOM Technology Corporation Stock Incentive Plan for Non-Employee Directors

4.7	AECOM Technology Corporation 2006 Stock Incentive Plan for Non-Employee Directors

4.8	AECOM Technology Corporation Stock Purchase Plan

4.9	Australia Stock Investment Plan

4.10	Australia Stock Purchase Plan

4.11*	Global Stock Investment Plan – United Kingdom (previously filed as Exhibit 10.33 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.12*	UMA Group Ltd. Employee Stock Purchase Plan (previously filed as Exhibit 10.29 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.13	FaberMaunsell Limited Savings-Related Share Option Plan

4.14*	AECOM Technology Corporation Equity Investment Plan (previously filed as Exhibit 10.32 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

4.15*	AECOM Technology Corporation Retirement & Savings Plan (previously filed as Exhibit 10.35 to the with the Registrant’s Registration Statement on Form 10 filed with the Commission on January 29, 2007)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24	Power of Attorney (included as part of signature page).

* Incorporated herein by reference.